CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236746 on Form S-6 of our report dated April 7, 2020, relating to the financial statement of FT 8629, comprising S&P International Dividend Aristocrats Port. 2Q '20 (S&P International Dividend Aristocrats Portfolio, 2nd Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 7, 2020